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                                                                      Exhibit 23
                                                                     (Form 10-K)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; (2) the Registration Statement (Form S-8 No. 33-61197 dated July 21, 1995) pertaining to the Citizens Banking Corporation Stock Option Plan for Directors; (3) the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan and (4) the Registration Statement (Post Effective Amendment No. 1 to Form S-4 on Form S-8 No. 333-86569 dated December 22, 1999) pertaining to the F & M Bancorporation, Inc. stock option plans, of our report dated January 19, 2000, with respect to the consolidated financial statements of Citizens Banking Corporation included in the annual report (Form 10-K) for the year ended December 31, 1999.


/s/ Ernst & Young LLP

Ernst & Young LLP

Detroit, Michigan
March 30, 2000